Exhibit 14(a)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-7226, No. 333-6390 and No. 333-109572) of STMicroelectronics N.V. of our reports dated February 15, 2006 relating to the financial statements and financial statement schedule, which appear in this Form 20-F.
PricewaterhouseCoopers SA

M Foley                               H-J Hofer
Geneva, March 3, 2006
PricewaterhouseCoopers is represented in about 140 countries worldwide and in Switzerland in Aarau, Basle, Berne, Chur, Geneva, Lausanne, Lucerne, Lugano, Neuchâtel, Sion, St. Gall, Thun, Winterthur, Zug and Zurich and offers Assurance, Tax & Legal and Advisory services.

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